EXHIBIT 99

                          INDEPENDENT AUDITORS' REPORT




THE BOARD OF TRUSTEES AND SHAREHOLDERS OF
COLORADO BOND SHARES - A TAX-EXEMPT FUND:


In planning and performing our audit of the financial statements of Colorado Bond Shares - A Tax-Exempt Fund for the year ended September 30, 1999, we considered its internal controls, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal controls.

The management of Colorado Bond Shares - A Tax-Exempt Fund is responsible for establishing and maintaining internal controls. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal controls, errors may occur and may not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal controls would not necessarily disclose all matters in internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control elements does not reduce to a relatively low level the risk that errors in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal controls, including procedures for safeguarding securities, that we considered to be material weaknesses as defined above as of September 30, 1999.

This report is intended solely for the information and use of management and the Securities and Exchange Commission and should not be used for any other purpose.




                                   /s/ FORTNER, BAYNES, LEVKULICH AND CO., P.C.


Denver, Colorado
November 11, 1999